Exhibit 99.2

     Patrick J. Grannan (SBN 115693)
     Tina B. Nieves (SBN 134384)
     CHIMICLES, JACOBSEN & TIKELLIS
     First Interstate World Center
     633 West Fifth St., Suite 3300
     Los Angeles, CA 90071
     (213) 623-8100

     C. Keith Greer (SBN 135537)
     COLTON, ROESSER & GREER
     445 Marin View Avenue, Suite 105
     Del Mar, CA  92014
     (619) 259-1100

     Attorneys for Plaintiffs

                         IN THE UNITED STATES DISTRICT COURT

                        FOR THE CENTRAL DISTRICT OF CALIFORNIA

     RONALD M. SHERIN, on behalf of          )
     himself and all others                  )
     similarly situated,                     ) Case No. 95-7164 MRP (MCx)
                                             )
               Plaintiff,                    ) CLASS ACTION
                                             )
     v.                                      ) COMPLAINT FOR VIOLATION
                                             ) OF FEDERAL SECURITIES
     CompuMed Inc. and Rod N. Raynovich      ) LAWS, FRAUD AND
                                             ) NEGLIGENT MISREPRE-
               Defendants.                   ) SENTATION
                                             )
                                             ) DEMAND FOR JURY TRIAL
     ________________________________________)


            All allegations made in this Complaint are based on information and belief except those allegations which pertain to the named plaintiff and his counsel, which are based on personal knowledge. Plaintiff's information and belief is based, inter alia, on the investigation made by
                                      ----------
     and through his attorneys.

                                 NATURE OF THE ACTION
                                 --------------------

          1. This is a securities class action on behalf of all persons, other than defendants, who purchased or otherwise acquired the common stock of CompuMed, Inc. (hereinafter "CompuMed" or "the company" between June 27, 1995 and October 20, 1995, the "Class Period") and were damaged as a result of defendants' materially false and misleading positive statements and/or omissions about the company in violation of section 10(b) and section 20 of the Exchange Act of 1934, as amended (the Exchange Act), 15 U.S.C. Sections 78(j) and 78(t). These statements or omissions, which defendants knew had no reasonable basis when made, operated to artificially inflate the price the plaintiff and other class members paid for the company's stock.

          2. CompuMed is a Manhattan Beach, California-based Delaware corporation which uses computer technology to devise solutions to health care problems. One of its major products is a telecommunications network for providing electrocardiograms on a real-time basis. This year, CompuMed sought to market the OsteoGram as a low cost, easy to use bone density test to diagnose osteoporosis. OsteoGram uses x-rays and computer image analysis to help assess patient risk of osteoporosis, a thinning and weakening of the bone found mainly in older women.

          3. During the class period and shortly prior thereto, defendants issued, caused to be issued and endorsed a series of favorable public statements and quarterly reports to shareholders, press releases, S.E.C. filings and communications with securities analysis regarding the company, its business management, financial performance, and condition. Specifically, on June 27, 1995, defendants reported to its shareholders and the public that it was in talks with a potential corporate partner regarding licensing of CompuMed's OsteoGram bone density test. On or about August 31, 1995, it was revealed that the potential corporate partner was pharmaceutical giant Merck & Co., Inc. At that time Merck was awaiting, and later during the class period received, U.S. Food and Drug Administration approval to market Fosamax, a drug to treat osteoporosis. CompuMed's stock price rose from less than $2.50 per share on June 13, 1995, the date it first announced it was looking for a strategic partner to market the OsteoGram, to $12 per share on September 27, 1995, the date the deal with Merck was consummated. Share value continued to rise sharply thereafter to a high of $19, on October 13, 1995, following a "buy" recommendation by a market analyst and strong predictions of future earnings by Lawrence A. Bowman who led financing of a private placement of CompuMed stock in August, 1995. At no time prior to October 17, 1995, did defendants disclose the material adverse facts which were known to the defendants, and which defendants knew, or should have known, would be discovered once the terms of the Merck deal were made public. Because of this knowledge, defendants knew, or should have known, that the transaction with Merck announced on September 27, 1995, would not yield royalties on all OsteoGram tests performed over a five-year period, as publicly stated by CompuMed on that date. These statements had the effect of artificially inflating the market price of the company's securities during the Class Period.

          4. The true facts regarding CompuMed's deal with Merck became known to the public starting on or about October 17, 1995, when the company surprised the market by announcing in a press release disseminated to the investment community through Reuters, Ltd., a financial wire service that utilizes interstate telephone facilities, that CompuMed would receive no minimum royalties under its licensing agreement with Merck. Instead CompuMed said that Merck would pay royalties, on an "escalating" basis of $2 to $4 per test, only on each revenue-producing test using OsteoGram technology between the years 1996 and 2000. CompuMed also disclosed that Merck capped the royalties to be pay over the last two years of the contract to just a few millon dollars. Finally, CompuMed reported that the delay not only granted Merck a perpetual exclusive license of the OsteoGram technology but that Merck was assigned the software copyright and OsteoGram trade name as well. In response, the market price of the company's stock plunged on October 17, 1995 by 48.4%. CompuMed stock dropped $7.75 to $8.25 in NASDAQ trading of almost 5.2 million shares, resulting in losses to plaintiff and to other members of the class. Finally, on October 19, 1995, the Investor's Business Daily reported that no royalties were to be
                                                       --
     paid to CompuMed by Merck during the last two years of the agreement. The stock is currently trading at approximately $6.25 per share.

                                JURISDICTION AND VENUE
                                ----------------------

          5.   This Court has original jurisdiction over this action pursuant to section 27 of the Exchange Act (15 U.S.C. Section 78(aa), Sections 1331 and 1337 of Title 28 (28 U.S.C. Sections 1331 and 1337) and principals of supplemental jurisdiction (28 U.S.C. Section 1367)

          6. This action is brought under sections 10(b) and 20 of the Exchange Act (15 U.S.C. Sections 78j and 78t) and Rule 1085 of the Securities and Exchange Commission promulgated thereunder (17 C.F.R.
     Section 240.10b-5).

          7. Venue is proper is this district because the company has its principal place of business in this district at 1230 Rosecrans Avenue, Suite 1000, Manhattan Beach, CA. Defendants transacted business in this district, and many of the acts, omissions and transactions described below, including the dissemination of materially false and misleading reports, press releases and other statements and information, occurred in this district.

          8. In connection with the acts, conduct and other wrongs alleged in this Complaint, defendants directly or indirectly, continuously used the means and instrumentalities of interstate commerce, including the mails and interstate telephone and interstate wire communications, and the facilities of National Securities markets.

                                       PARTIES
                                       -------

          9. On October 13, 1995, during the class period, plaintiff Ronald M. Sherin purchased 2,20 shares of CompuMed at a per share price of $18.50 relying upon the integrity of the market. Following the disclosure of the true facts regarding the Merck licensing agreement he has suffered a loss thereby.

          10. Defendant CompuMed is a Delaware corporation based in Manhattan Beach, California. As of August 9, 1995, the company had 6,886,556 current outstanding shares of its common stock. The company's common stock was, at all times during the class period, actively traded on the National Association of Securities Dealer Automated Quotation System, NASDAQ.

          11. Defendant Rod N. Raynovich was at all relevant times a member of the board, President and chief executive officer of CompuMed. Defendant Raynovich was one of the company's spokespersons for various press reports during the class period.

                        CONTROL PERSON AND SCHEME ALLEGATIONS
                        -------------------------------------

          12. Defendant Raynovich is liable as a direct participant in the wrongs complained of and is secondarily liable as a control person.

          13.  Defendant Raynovich is a "control person" within the meaning of
     Section 20a of the Exchange Act by virtue of his ability to exercise control over the conduct of the company and its officers.

          14. Defendant Raynovich's control is demonstrated by his position or association with the company which made him privy to adverse non-public information about the company, including the company's operations, finances, financial condition and future prospects; his involvement in the company's operations; his particular involvement in, or authority over, the content and dissemination of the false and/or misleading statements as set forth in this complaint; and/or his status as president and a director of the company. He therefore, has the power to influence, and did influence directly or indirectly, the decision-making of the company, including the content of the various statements which plaintiff contends are false and misleading. Moreover, defendant was provided with or had access to copies of the company's reports, press releases, public filings or other statements alleged by plaintiff to be misleading prior to and shortly after these statements were issued. Defendant Raynovich had the ability to prevent the issuance of these statements or cause the statements to be corrected.

          15. Plaintiffs incorporate by reference the allegations set forth elsewhere in this Complaint, particularly, in Paragraphs 27 through 39, regarding the acts, practices, artifices, devices, and misleading statements that constitute primary wrongs in violation of federal securities law and state law and which adversely affect the integrity of the market for the company's stock and artificially inflated or maintained the price of such securities.

          16. Defendant Raynovich knew, or in a reckless or grossly negligent manner, disregarded, that the false and misleading statements set forth in this Complaint existed and that the true facts had not been disclosed to the public.

          17. Defendant Raynovich is primarily responsible for the wrongs described in this Complaint in that he was able to and did, directly or indirectly, control the content of various financial reports, financial statements and press releases of the company. Defendant Raynovich knew in what respects the company's various filings, financial reports, financial statements and press releases were false and misleading and furthered the fraud by authorizing the dissemination to the public of the false and misleading information complained of by plaintiffs. Moreover, as an officer and director of a publicly held company, defendant Raynovich had a duty to promptly disseminate truthful information which would be material to investors in compliance with integrated disclosure provisions of the SEC as embodied in the SEC regulation S-X (17 C.F.R Sections 210.01 et seq.)
                                                                     -- ---
     and S-K (17 C.F.R. Sections 229.10 et seq.) and other SEC regulations, including accurate and truthful information with respect to the company's operations, financial conditions and earnings so that the market price of the company's common stock would be based on truthful, complete and accurate information.

          18. In taking the actions particularized in this Complaint, defendant Raynovich acted with an awareness of the primary wrongdoing, realized that his conduct would substantially assist the accomplishment of the fraud and was aware of his overall contribution to, and furtherance of, the fraudulent course of conduct.

          19. Defendant Raynovich participated in the unlawful conduct alleged in this Complaint in order to enrich himself at the public's expense raising money from the investing public through the sale of securities in violation of the anti-fraud provisions of the federal securities laws. Defendant Raynovich prolonged the illusion of the company's continued dramatic rise in profitability, and concealed the adverse facts concerning the company's operations and prospects relating to the Merck licensing agreement so that he could: (1) protect his position and the substantial compensation and prestige he obtained thereby; (2) inflate the company's earnings and thereby obtain extra and/or bonus compensation; and (3) inflate the price of the company's common stock in order to profit upon sale thereof.

                               CLASS ACTION ALLEGATIONS
                               ------------------------

          20. Plaintiff brings this action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(3) on behalf of all persons who purchased or otherwise acquired the securities of CompuMed between June 27, 1995 and including October 20, 1995, inclusive ("class period"). Excluded from the class are the defendants named in this complaint, the members of the immediate family of the individual defendant, any entity in which any defendant has a controlling interest, and the legal representatives, heirs, successors and assigns of any such excluded party.

          21. The members of the class are so numerous that joinder of all members is impracticable. While the exact number of the class members can be determined only by appropriate discovery, plaintiff believes that the class members are numbered in the thousands. Approximately 5 million shares of the company's stock were outstanding and actively traded in the "float" during the class period.

          22. Plaintiff's claims are typical of the claims of the members of the class. Plaintiff and all members of the class sustained damages as a result of defendants wrongful conduct as complained of in this action. Plaintiff will fairly and adequately protect the interests of the members of the class and has retained counsel competent and experienced in class and securities litigation.

          23. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. Since the damages suffered by individual Class Members may be relatively small, albeit significant, the expense and burden of individual litigation makes it virtually impossible for the Class Members individually to seek redress for the wrongful conduct alleged.

          24. Common questions of law and fact exist as to all members of the Class and predominate over any questions affecting solely individual members of the Class. Among the questions of law and fact common to the Class are:

               (a) Whether the federal securities laws were violated by defendants' acts as alleged in this Complaint;

               (b) Whether defendants employed any device, scheme and artifice to defraud the members of the Class;

               (c) Whether the documents, releases and statements disseminated to the investing public and the shareholders made any untrue statements of material fact concerning the business affairs and prospects of the Company;

               (d) Whether the documents, releases and statements disseminated to the investing public and the shareholders omitted to state material facts necessary to make the statements made about the Company not misleading;

               (e) Whether defendants engaged in acts, practices or a course of business that operated or would operate as a fraud or deceit upon the members of the Class;

               (f) Whether defendants acted willfully or recklessly in omitting to state and/or misrepresenting material facts, or in conspiring in the making of such misstatements;

               (g) Whether the market prices of the Company's common stock during the Class Period were artificially inflated due to the non-disclosure and/or misrepresentations complained of;

               (h) Whether the members of the Class have sustained damages, and if so, the proper measure of damages.

          25. Plaintiffs know of no difficulty which will be encountered in the management of this litigation which would preclude its maintenance as a Class Action.

          26. The names and addresses of the record owners of the Company's common stock purchased during the Class Period are available from the Company's transfer agent. Notice can be provided to such record owners via first-class mail using techniques and a form of notice similar to those customarily used in Class Actions arising under the federal securities laws. Further notice to beneficial owners can be provided, as may be required by the facts and circumstances, though techniques and form of notice similar to those customarily used in Class Actions arising under the federal securities laws.

                         FALSE AND MISLEADING STATEMENTS AND
                         -----------------------------------
                           UNDISCLOSED ADVERSE INFORMATION
                           -------------------------------

          27. During the Class Period, and during a period of time preceding the class period, defendants, acting individually and in concert with each other, in connection with the purchase or sale of the securities and by use or means of instruments of transportation or communication in interstate commerce or by use of the mails (a) employed a device, scheme and artifice to defraud; (b) made untrue statements of material fact and omitted to state material facts necessary to make the statements made not misleading; and (c) engaged in acts, practices, or a course of business that operates or would operate as a fraud or deceit, all by the acts, means and statements, among others, alleged below.

          28. During the Class Period and prior thereto, in an effort to precondition the market, defendants issued, caused to be issued, and endorsed a series of false and overly optimistic statements contained in press releases, announcements, business wire communications and filings intended by defendants to be made public. In addition, throughout the Class Period, the Company was in contact with stock market professionals, securities analysts and similar members in the professional investment community in efforts to promote the Company and to inform the investment community that the Company would achieve increased revenues and earnings during the Class Period as a result of the much touted agreement with pharmaceutical giant Merck. Analysts employed by securities firms prepare written reports and make recommendations from time to time about public companies such as CompuMed. In writing their reports and making their recommendations, these analysts rely in substantial part upon information provided by and statements and reports made publicly by the Company, information provided to them privately by the Company, and assurances by the Company that the information in the analyst reports does not materially vary from the Company's internal knowledge of its operations and prospects. Defendants' statements, catalogued below, were disseminated with the intention that the investing public would read the statements, the market would be influenced by the statements, the price of the Company's stock would reflect the market information, and plaintiffs and other Class Members, as well as other investors, ignorant of the true facts, would purchase the Company's securities at inflated prices.

          29. Defendants used their communications to analysts to ensure that CompuMed (a little known company in the months prior to the class period) could command top dollar -- and then some -- for its stock before the true terms of its Merck agreement would be discovered. The securities analysts following CompuMed reiterated these representations in their research reports.

          30. The information about CompuMed contained in the securities analysts report, was obtained from or based on information obtained from CompuMed. Defendants knew of this report, its contents, that it was based on information provided by the company, and that it would be issued to members of the investing public, be circulated throughout the investment community and impact the trading price of CompuMed common stock. The company endorsed this report, adopted them as its own and placed its imprimatur on them as well as the projections, and forecasts and statements contained therein. Despite their duty to do so, the defendants failed to correct these statements during the Class Period.

          31. The investment community, and in turn, investors, relied and acted upon the information communicated in the written report that recommended that investors purchase CompuMed common stock.

          32. On June 27, 1995, CompuMed stated, as reported by Reuters, that it was in talks with a potential corporate partner regarding the licensing of the company's OsteoGram bone density test. The OsteoGram uses computer image analysis to help asses patient risk of osteoporosis. Reuters reported that the company made the statement in response to recent high trading volumes in CompuMed stock. The stock had been trading at above average volume for about two weeks, the company reported, and its shares had risen from below $l.00 per share to above $5.50 per share in the two weeks preceding the class period.

          33. On August 31, 1995, Business Wire, Inc. reported that Merck would obtain the worldwide, exclusive rights to the OsteoGram, for which CompuMed would receive a "licensing fee and royalties on all OsteoGram (R) tests performed over a period of five years." On September 8, 1995, Financial Times Limited Pharmaceutical Business News reported that Merck's osteoporosis drug Fosamax, was still awaiting final Food and Drug Administration approval. The Pharmaceutical Business News also reported that once the drug is available, Merck will want to increase public osteoporosis awareness and insure that the means to screen for the condition are widely available. It was further reported that under the agreement with CompuMed, Merck would manage the OsteoGram Analysis Center which performs computer analysis as part of the test on a non profit basis, through Merck's Bone Measurement Institute.

          34. On September 27, 1995, Business Wire, Inc. and Reuters, Ltd. reported that CompuMed had announced the completion of its agreement to grant Merck exclusive worldwide rights to operate and market the company's OsteoGram bone density testing service. Under the terms of the agreement, CompuMed stated that Merck would pay CompuMed a licensing fee and royalties on all OsteoGram tests performed for the next five years. According to the
        ---                                        ----
     Business Wire, CompuMed also stated that Merck would also work to develop OsteoGram product improvement.

          35. As of September 27, 1995, no mention had been made by defendants or anyone at CompuMed that under the terms of the agreement signed that day that: (a) royalties were not to be paid on all tests, but only on "revenue producing" tests; and (b) Merck had actually capped the royalties it would pay in the final two years of the contract, to only a few million dollars, as later reported by CompuMed, or that no royalties would be paid in the last two years, as was reported on October 19, 1995, by Investors Business Daily. These non-disclosures are particularly critical in light of the information reported September 8, 1995 that Merck would utilize the OsteoGram test on a non-profit basis through Merck's Bone Measurement Institute. Instead, defendants herein chose to remain silent knowing that disclosure of the royalties reduction would have an adverse impact on analysts estimates of the company's share value and would thus reverse what had been in the prior two months, on news of the licensing agreement, an overwhelming upward trend.

          36. At the same time that defendants were withholding this material adverse information from the public, individual officers and directors herein were selling their stock at what only they knew were artificially inflated prices. On September 21, 1995 Robert Stuckelman, former president and a current director, sold 20,000 shares (which had been trading at under $l.00 three months earlier) for $10.38. On September 22, 1995, Stuckelman sold another 30,000 shares -- 10,000 shares at $11.50 and 20,000 at $12.25.
     On September 27, 1995, Stuckelman sold another 7,000 shares at $12.13 and on September 29, he sold an additional 20,000 shares at $10.75. Director Howard Mark sold over 22,000 shares on September 25, 1995; 10,000 shares at $12.75 per share and 12,800 shares at $12.63 per share. Vice President Devere B. Pollum also sold over 5,000 shares during the class period, including 500 shares on August 14, 1995 at $8.88 per share, 1500 shares on September 8, 1995 at $9.00 per share, and 3,500 shares at $9.63 per share on September 13, 1995. Director Robert G. Funari sold 19,542 shares at a per share price of $11.52. Vice Rod Pitre Sold 500 shares on August 14, 1995 at 8.88 per share. Collectively company insiders have received proceeds of $1,600,316.70 from the sale of their personal CompuMed holdings during the class period.

          37.  On October 6, 1995, the San Francisco Chronicle quoted Lawrence
     A. Bowman, president of SoundView Asset Management, which led the financing of a $5.1 million private placement of 1.2 million shares of CompuMed in August, 1995, as stating that CompuMed is his favorite "tech" stock holding. Bowman told the Chronicle that he expected the company to earn $2 per share next year, $5 per share in 1998 and $10 per share in 1999.
     Bowman concluded that the stock should eventually hit 45, "if all goes well." On October 11, 1995 Montgomery Securities initiated coverage of CompuMed Inc. with a "buy" rating. Montgomery Securities analyst David Crossen estimated the company to earn $0.10 per share in fiscal year (September) 1996 and $0.83 in fiscal year (September) 1997. His one-year target price was $25.00 or 74% above current levels. CompuMed stock rose one to 15 3/8 on October 11, 1995, eventually reaching a high of $19.125 per share on October 13, 1995.

          38. On October 17, 1995, after insiders had profited from defendants' fraudulent silence, the company disclosed, for the first time, that it did
                                                ------------------
     not have the immediate profit potential it had reported in prior statements relating to the September 27 licensing agreement with Merck. On that day, adverse material information regarding the true details of the September 27, 1995, licensing agreement signed by Merck and CompuMed began to be disclosed to the public, causing damage to plaintiff and other members of the class herein. On October 17, 1995, CompuMed released a statement detailing the terms of the agreement in which it stated that Merck would pay royalties only for each revenue-producing test using the OsteoGram
                                 ------- ---------
     technology between 1996 and the year 2000. CompuMed revealed that the royalties would "escalate" from $2.00 to $4.00 per test during that period. The company reported for the first time that under the agreement Merck was granted a perpetual, exclusive license of CompuMed's OsteoGram technology and was assigned CompuMed's software, copyright and OsteoGram trade name. (CompuMed did retain the right to make major enhancements to the technology and to use or license the enhancements, however, subject to providing Merck with first opportunities to license or acquire them from CompuMed on negotiated terms. Contrary to its prior public statements, CompuMed further disclosed that Merck had kept the royalties it would pay at just a few million dollars in the final two years of the contract. In response to this new news, CompuMed stock plunged 48% to 8.25 and in the few days following this announcement and when it was later reported that no
                                                                     --
     royalties would be paid during the last two years of the agreement, has continued to trade downward, as of October 20, to close at approximately $6.25 per share.

          39. The undisclosed adverse information concealed by defendants during the Class Period is the type of information which, because of SEC regulations, regulations of the national stock exchanges and customary business practice, is expected by investors and securities analysts to be disclosed and is known by corporate officials and their legal and financial advisors to be the type of information which is expected to be and must be disclosed. For example:

               a. Under Item 303 of the Regulation S-K, promulgated by the SEC under the Exchange Act, there is a duty to disclose in periodic reports
                                                            --------
     filed with the SEC "known trends or any known demands, commitments, events or uncertainties" that are reasonably likely to have a material impact on a company's sales revenues, income or liquidity, or which cause previously reported financial information not to be indicative of future operating results. 17 C.F.R.-229.303(a)(1)-(3) and Instruction 3. In addition to the periodic reports required under the Exchange Act, management of a public company has a duty promptly "to make full and prompt announcements of material facts regarding the company's financial condition." Release No. 34-8995 (October 15, 1970) 3 Fed. Sec. L. Rep. (CCH)^23,120A, at
     17,095, 17 C.F.R._241.8995. The SEC has repeatedly stated that the anti-fraud provisions of the federal securities laws, which are intended to ensure that the investing public is provided with "complete accurate information about companies whose securities are publicly traded," apply to all public statements by persons speaking on behalf of the publicly traded companies "that can reasonably be expected for each investors and the trading markets, whoever the intended primary audience." Release No. 33-6504 (January 13, 1984) 3 Fed. Sec. L. Rep. (CCH)^23,120B at 17,095-3, 17
     C.F.R._241.20560. The SEC has emphasized that "[i]nvestors have legitimate expectations that public companies are making, and will continue to make, prompt disclosure of significant corporate developments." Release No. 18271 (November 19, 1981) [1981-1982 Transfer Binder] Fed. Sec. L. Rep.
     (CCH)^83,049, at 84,618; and

               b. Schedule D of the National Association of Securities Dealers ("NASD") Manual, which governs companies whose securities are included in the NASDAQ National Market System, requires a NASDAQ company to "make prompt disclosure to the public through the press of any material information that may affect the value of its securities or influence investors' decisions." NASD Manual, Schedule D, Part II,_1(c)(13)[1803(c)(13)].

                                       COUNT I
                                       -------

                     Violation of Section 10(b) and 20(a) of the
                     -------------------------------------------
                  Exchange Act and Rule 10b-5 Promulgated Thereunder
                  --------------------------------------------------
                                Against All Defendants
                               -----------------------

          40.  Paragraphs 1 through 39 are incorporated by reference.

          41. Defendants have violated Sections 10(b) and 20(a) of the Exchange Act, 15 U.S.C. Section 78j(b) and 78t(a) and Rule 10b-5.

          42. Throughout the Class Period, defendants, individually and in concert, directly and indirectly, engaged and participated in a continuous course of conduct and/or conspired to conceal adverse material information about the business, finances, financial condition, prospects and projections of the Company as described in this Complaint. Utilizing the United States mail and interstate telephone and wire communications, defendants (a) employed a device, scheme and artifice to defraud; (b) made untrue statements of material fact and omitted to state material facts necessary to make the statements made not misleading and (c) engaged in acts, practices or a course of business which operated as a fraud and deceit upon the purchasers of the Company's stock during the Class Period.

          43. The purpose and effect of the defendants' conduct was to inflate artificially the price of the Company's stock during the Class Period and to induce plaintiff and the members of the Class to purchase the Company's securities at artificially inflated prices so that defendants could enrich themselves at the expense of the public purchasers of the Company's securities. Defendants purchased their scheme by issuing, causing to be issued, or endorsing the issuance of false and misleading favorable public statements which were contained in various public reports, filings, and press releases.

          44. Defendants acted with scienter in that defendants knew that the public documents and statements issued or disseminated in the name of the Company were materially false and misleading, or recklessly disregarded that the statements were materially false and misleading; knew or were reckless in not knowing that such statements or documents would be issued or disseminated to the investing public; and knowingly and substantially participated or acquiesced in the issuance or dissemination of such statements or documents.

          45. Defendant CompuMed, as the issuer of many of the public statements that were false and misleading as described above, is liable as a primary violator of Section 10(b) and Rule 10b-5 promulgated thereunder.

          46. Defendant Raynovich is responsible for the Company's public disclosures and is liable to the Class as a direct participant, and/or control person, in the wrongs set forth in this Complaint. Because of his executive and managerial position with the Company during the Class Period, he was responsible for the disclosures made in the press releases, public reports and other publicly disseminated documents described more fully in this action in that he either caused the disclosures to be made or permitted the disclosures to be made. Defendant Raynovich knew, or, in reckless disregard of the facts, should have known about the true future prospects and financial operating condition and future prospects of the Company during the Class Period. This information was concealed from the members of the Class.

          47. As a result of the violations of Section 10(b) and Rule lOb-5 as alleged in this Complaint, the market price of the Company's common stock was artificially inflated and maintained during the Class Period due to the fact that accurate information about the Company was withheld from and misrepresented to the investing public by defendants as set forth above.

          48. As a result of the foregoing misrepresentations and omissions, the members of the class purchased the company's common stock and made such purchases for excessive consideration during the Class Period and thereby were damaged.

          49. Each of the misstatements and/or omissions set forth above was interconnected and each of them, singly and cumulatively, concealed from the Class the true financial and operating condition and future business prospects of the Company. All such acts had the effect of supporting the market and/or issuance prices for the Company's common stock at artificially high levels throughout the Class Period, although such artificial inflation was at different degrees at different times during the Class Period.

          50. In purchasing the Company's stock during the Class Period, plaintiffs and other members of the Class relied directly or indirectly on the financial and other statements of defendants and/or on the integrity of the market based on the supposition that the market prices of the Company's common stock were validly set and that no unknown manipulation had omitted facts material to the determination of the market price of the Company's stock. Had such materially omitted facts been known, plaintiffs and other members of the Class would not have purchased the Company's common stock or not have done so at the prices for which they paid.

          51. As a result of foregoing, plaintiff and the other members of the Class have been damaged.


          WHEREFORE, plaintiff, on his own behalf and on behalf of the Plaintiff Class, prays for judgment as follows:

               A. Declaring this action to be a proper class action;

               B. Awarding plaintiff and all members of the Plaintiffs Class compensatory damages in an amount which may be proven at trial, together with interest thereon;

               C. Awarding extraordinary, equitable and/or injunctive relief as permitted by law, equity and the federal statutory provisions sued hereunder, pursuant to Rules 64 and 65 of the Federal Rules of Civil Procedure and any appropriate state law trust on or otherwise restricting the proceeds of defendantst wrongdoing necessary to provide the class an effective remedy;

               D. Awarding plaintiff and the Class members pre-judgment and post-judgment interest and their costs and expenses incurred in this action, including reasonable attorneys' fees; and

               E. Such other and further relief as the plaintiff and the Class are entitled to pursuant to Fed. R. Civ. P. 54(c).

     Dated: October 23, 1995            CHIMICLES, JACOBSEN & TIKELLIS
                                        Patrick J. Grannan
                                        Tina B. Nieves
                                        Robin B. Howald

                                        By: /s/ Patrick J. Grannan
                                            -----------------------
                                        First Interstate World Center
                                        633 West Fifth Street, Suite 3300
                                        Los Angeles, California  90071
                                        (213) 623-8100

                                        COLTON, ROESSER & GREER
                                        C. Keith Greer
                                        445 Marin View Avenue, Suite 105
                                        Del Mar, CA  92014
                                        (619) 259-1100

                                        Attorneys for Plaintiffs

                                     JURY DEMAND
                                     -----------

          Plaintiff respectfully demands a trial by jury on all issues of the fact.

     Dated:  October 23, 1995           CHIMICLES, JACOBSEN & TIKELLIS
                                        Patrick J. Grannan
                                        Tina B. Nieves
                                        Robin B. Howald

                                        By: /s/ Patrick J. Grannan
                                            -----------------------
                                        First Interstate World Center
                                        633 West Fifth Street, Suite 3300
                                        Los Angeles, California  90071
                                        (213) 623-8100


                                        COLTON, ROESSER & GREER
                                        C. Keith Greer
                                        445 Marin View Avenue, Suite 105
                                        Del Mar, CA  92014
                                        (619) 259-1100

                                        Attorneys for Plaintiffs